                                                                     Exhibit 1.1

                                  $ ________

                             ANRC AUTO OWNER TRUST

             $____________ ______ % ASSET-BACKED NOTES, CLASS A-1
             $____________ ______ % ASSET-BACKED NOTES, CLASS A-2
             $____________ ______ % ASSET-BACKED NOTES, CLASS A-3
             $____________ ______ % ASSET-BACKED NOTES, CLASS A-4


                      AUTONATION RECEIVABLES CORPORATION

                            UNDERWRITING AGREEMENT


                                                     ______, ____



____________________________,
as Representative of the several Underwriters


Ladies and Gentlemen:

        1.    Introductory. AutoNation Receivables Corporation, a Delaware
              ------------
corporation (the "Company"), proposes, subject to the terms and conditions
                  -------
stated herein, to cause ANRC Auto Owner Trust ______________ (the "Trust") to
                                                                   -----
issue and sell $___________ aggregate principal amount of ____% Asset-Backed Notes, Class A-1 (the "Class A-1 Notes"), $________ aggregate principal amount
                       ---------------
of % Asset-Backed Notes, Class A-2 (the "Class A-2 Notes"), $ aggregate
                                         ---------------
principal amount of ______ % Asset-Backed Notes, Class A-3 (the "Class A-3
                                                                 ---------
Notes") and $ __________ aggregate principal amount of ________ % Asset-Backed
-----
Notes, Class A-4 (the "Class A-4 Notes" and, together with the Class A-1 Notes,
                       ---------------
the Class A-2 Notes and the Class A-3 Notes, the "Notes"). The Notes will be
                                                  -----
issued pursuant to an Indenture, to be dated as of _________________ , ________ (the "Indenture"), between the Trust and _____________________, a __________
banking corporation as indenture trustee (in such capacity, the "Indenture
                                                                 ---------
Trustee").
 ------

        The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sales contracts (the "Contracts"), all of which
                                                       ---------
are secured by new and/or used automobiles and/or light-duty trucks, all monies due on the Contracts or received thereunder after the Cut-Off Date, such Contracts to be sold to the Trust by the Company and to be serviced for the Trust by AutoNation Financial Services Corp. ("AutoNation Financial Services"
                                               -----------------------------
or, in its capacity as servicer, the "Servicer"). Capitalized terms used but not
                                      --------
defined herein have the meanings ascribed thereto in the Sale and Servicing Agreement, to be dated as of __________, _______ (the "Sale and Servicing
                                                       ------------------

Agreement"), by and among the Trust, the Company, AutoNation Financial Services,
---------
as Servicer and Custodian and the Indenture Trustee or, if not defined therein, in the Indenture, the Owner Trust Agreement or the Receivables Purchase Agreement, as the case may be. As used herein, "Basic Documents" shall have the
                                                ---------------
meaning specified in the Sale and Servicing Agreement. The Company hereby agrees with the several Underwriters named in Schedule A hereto (collectively, the "Underwriters") as follows:
 ------------

         2.   Representations and Warranties of the Company and AutoNation
              ------------------------------------------------------------
Financial Services Corp. The Company and AutoNation Financial Services, each
-----------------------
with respect to itself only, represent and warrant to, and agree with, the several Underwriters that:

              (a) A registration statement on Form S-3 (No. 333-_______) relating to the Notes, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and
                                                           ----------
         either (i) has been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), and is not proposed to be
                                --------------
         amended or (ii) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend the registration statement, and if any post-effective amendment to the registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent post-effective amendment has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Securities Act ("Rule 462(c)"). For purposes of this Agreement,
                          -----------
         "Effective Time" means (i) if the Company has advised ______________,
          --------------
         as representative of the several Underwriters (in such capacity, the "Representative"), that it does not propose to amend the registration
          --------------
         statement, the date and time as of which the registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representative that it proposes to file an amendment or post-effective amendment to the registration statement, the date and time as of which the registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective
                                                                    ---------
         Date" means the date of the Effective Time. The registration statement,
         ----
         as amended at the Effective Time, including all information (if any), deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Securities
                                         -----------
         Act, is hereinafter referred to as the "Registration Statement". The
                                                 ----------------------
         form of prospectus relating to the Notes, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act ("Rule 424(b)") or, if no such filing is required, as
                          ----------
         included in the Registration Statement, is hereinafter referred to collectively as the "Prospectus". No document has been or will be
                              ----------
         prepared or distributed in reliance on Rule 434 under the Securities
         Act.

              (b) If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed in all respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission (collectively, the "Rules and Regulations") and the Registration
                             ---------------------
         Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Registration Statement and the Prospectus will conform, in all respects to the requirements of the Securities Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, (ii) neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) no additional registration statement related to the Notes pursuant to Rule 462(b) has been or will be filed. The two preceding sentences do not apply to statements in, or omissions from, the Registration Statement or the Prospectus based upon
         (i) written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b), [(ii) the information regarding the Insurer set forth under the heading "Description of The Insurer" in, or incorporated by reference in, the Prospectus and (iii) the information set forth under the heading "Description of The Insurance Policy" in the Prospectus.]

              (c) Each of the Company and AutoNation Financial Services has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each of the Company and AutoNation Financial Services is duly qualified to do business as a foreign corporation in good standing in the State of Florida and in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and in which the failure to so qualify, taken in the aggregate, would have a material adverse effect on it.

              (d) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company, AutoNation Financial Services or the Trust for the consummation of the transactions contemplated by this Agreement and the Basic Documents in connection with the issuance of the Notes and the Residual Interest Certificate and
         the sale by the Company of the Notes, except such as have been obtained or will be obtained by the Closing Date and made under the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture
                                                                ---------------
         Act") and the Securities Exchange Act of 1934, as amended (the
         ---
         "Exchange Act"), such as may be required under state securities laws
          ------------
         and the filing of any financing statements required to perfect the Company's, the Trust's and the Indenture Trustee's interest in the Contracts, which financing statements will be submitted for filing in the appropriate offices on or prior to the Closing Date (as such term is defined in Section 3).

              (e) Neither the Company nor AutoNation Financial Services is in violation of its Certificate of Incorporation or By-laws or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which could have a material adverse effect on the ability of either the Company or AutoNation Financial Services to perform its obligations contemplated herein or in the other Basic Documents. The execution, delivery and performance of this Agreement and the other Basic Documents by the Company and AutoNation Financial Services, and the issuance of the Notes and the Residual Interest Certificate and the sale by the Company of the Notes and the compliance by the Company and AutoNation Financial Services with the terms and provisions hereof and thereof will not, subject to obtaining any consents or approvals as may be required under the securities or "blue sky" laws of various jurisdictions, result in a conflict with, or breach or violation of, any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or AutoNation Financial Services or any of their respective properties, or any agreement or instrument to which the Company or AutoNation Financial Services is a party or by which the Company or AutoNation Financial Services is bound or to which any of the properties of the Company or AutoNation Financial Services is subject, or the Certificate of Incorporation or By-laws of the Company and AutoNation Financial Services, except for conflicts, violations, breaches and defaults which individually or in the aggregate, would not be materially adverse to the Company or AutoNation Financial Services or materially adverse to the Company's or AutoNation Financial Services' ability to perform its obligations under this Agreement or the Basic Documents, and the Company has full power and authority to authorize the issuance of the Notes and the Residual Interest Certificate and to sell the Notes as contemplated by this Agreement, the Indenture and the Owner Trust Agreement, and each of the Company and AutoNation Financial Services has full power and authority to enter into this Agreement and the other Basic Documents and to consummate the transactions contemplated hereby and thereby.

              (f) On the Closing Date, the Company will have directed the Owner Trustee, on behalf of the Trust, to authenticate and execute the Residual Interest

         Certificate and, when delivered pursuant to the Owner Trust Agreement, the Residual Interest Certificate will have been duly issued and delivered and will constitute a valid and legally binding obligation of the Trust, entitled to the benefits provided in the Owner Trust Agreement and enforceable in accordance with its terms subject to enforcement of remedies to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and laws affecting creditors' rights and remedies generally, and the general principals of equity, including principals of commercial reasonableness and good faith and fair dealing, regardless of whether the aforementioned is sought in a proceeding in law or in equity.

              (g) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or AutoNation Financial Services or any of their respective properties that, if determined adversely to the Company or AutoNation Financial Services, would be reasonably likely to individually or in the aggregate have a material adverse effect on the condition (financial or other), business or results of operations of the Company or AutoNation Financial Services, respectively, or would materially and adversely affect the ability of the Company or AutoNation Financial Services to perform its obligations under this Agreement or the other Basic Documents to which it is a party, or which are otherwise material in the context of the issuance and sale of the Notes or the issuance of the Residual Interest Certificate; and no such actions, suits or proceedings are to the Company's or AutoNation Financial Services' knowledge, contemplated.

              (h) As of the Closing Date, the representations and warranties of the Company and AutoNation Financial Services contained herein and in the other Basic Documents will be true and correct.

              (i) This Agreement and each other Basic Document to which it is a party has been duly authorized, executed and delivered by each of the Company and AutoNation Financial Services.

              (j) As of the Closing Date, the Company has directed the Owner Trustee, on behalf of the Trust, to execute and issue the Notes and to sell the Notes.

              (k) The Company's assignment and delivery of the Contracts to the Trust as of the Closing Date will vest in the Trust all of the Company's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

              (l) The Trust's assignment of the Contracts to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

              (m) The computer disk of the Contracts created as of __________ , ______, and made available to the Representative by the Servicer was complete and accurate as of the date thereof and includes an identifying description of the Contracts that are listed on Exhibit A to the Sale and Servicing Agreement.

              (n) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the other Basic Documents and the Notes and any other agreements contemplated herein or therein shall have been paid or will be paid by the Company at or prior to the Closing Date to the extent then due.

              (o) The consummation of the transactions contemplated by this Agreement and the other Basic Documents, and the fulfillment of the terms hereof and thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Company or AutoNation Financial Services pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Company or AutoNation Financial Services is a debtor or guarantor, except for conflicts, violations, breaches and defaults which individually or in the aggregate, would not be materially adverse to the Company or AutoNation Financial Services or materially adverse to the Company's or AutoNation Financial Services' ability to perform its obligations under this Agreement or the Basic Documents.

              (p) The Company is not and, after giving effect to the issuance of the Residual Interest Certificate and the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to be registered as an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").
               ----------------------

         3.   Purchase, Sale and Delivery of Notes. On the basis of the
              ------------------------------------
representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of, in the case of (i) the Class A-1 Notes, _____._____ % of the principal amount thereof; (ii) the Class A-2 Notes, _____._____ % of the principal amount thereof; (iii) the Class A-3 Notes,
_____._____ % of the principal amount thereof; and (iv) the Class A-4 Notes,
_____._____ % of the principal amount thereof, in the respective principal amounts of each Class of the Notes set forth opposite the names of the Underwriters in Schedule A hereto.

         The Company will deliver against payment of the purchase price, the Notes of each Class in the form of one or more permanent global securities in definitive form (the

"Global Notes") deposited with the Indenture Trustee as custodian for The
 ------------
Depository Trust Company ("DTC") and registered in the name of Cede & Co., as
                           ---
nominee for DTC. Interests in any permanent Global Notes will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Notes shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account in New York previously designated to the Representative by the Company at a bank acceptable to the Representative at the offices of ______________, New York, New York, at 10:00 a.m., New York time, on __________, _______, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Indenture Trustee as custodian for
     ------------
DTC of the Global Notes representing all of the Notes. The Global Notes will be made available for checking at the above office of at least 24 hours prior to the Closing Date.

         [The Company will deliver the Residual Interest Certificate to the above office of _____________ on the Closing Date. The Residual Interest Certificate so to be delivered will be in definitive form, in authorized denominations and registered in the name of the Company and will be made available for checking at the above office of at least 24 hours prior to the Closing Date.]

         Pursuant to Rule 15c6-1(d) under the Exchange Act, the parties hereto have agreed that the Closing Date will be not later than _______________, ______, unless otherwise agreed to as described above.

         4.   Offering by Underwriters. It is understood that the several
              ------------------------
Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

         5.   Certain Agreements of the Company. The Company agrees with the
              ---------------------------------
several Underwriters:

              (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1), (2),
         (3), (4) or (5) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b).

              (b) The Company will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related Prospectus, and will not effect such amendment or supplementation without the Representative's reasonable consent; and the Company will also advise the Representative promptly of the effectiveness of the Registration Statement (it its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

              (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission (subject to the Representative's prior review pursuant to Section 5(b)), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

              (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will cause the Trust to make generally available to the Noteholders an earnings statement of the Trust covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Securities Act. For the purpose of the preceding sentence, "Availability Date" means the 90th day after the end of the Trust's
          -----------------
         fourth fiscal quarter following the fiscal quarter that includes such Effective Date.

              (e) The Company will furnish to the Representative copies of the Registration Statement (including all exhibits), each related preliminary prospectus, and, so long as delivery of a prospectus relating to the Notes is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

              (f) The Company will arrange for the qualification of the Notes for offering and sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Notes; provided
                                                                       --------
         that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, to file a general consent to service of process in any such jurisdiction or subject itself to taxation in any jurisdiction to which it is not subject.

              (g) For a period from the date of this Agreement until the retirement of the Notes (i) the Company will furnish to the Representative and, upon request, to each of the other Underwriters, copies of each certificate and the annual statements of compliance delivered to the Indenture Trustee pursuant to Section 3.09 of the Indenture and Sections 3.08 and 3.09 of the Sale and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Indenture Trustee pursuant to
         Section 3.10 of the Sale and Servicing Agreement, by first-class mail as soon as practicable after such statements and reports are furnished to the Indenture Trustee, and (ii) such other forms of periodic certificates or reports as may be delivered to the Indenture Trustee, the Owner Trustee or the Noteholders under the Indenture, the Sale and Servicing Agreement or the other Basic Documents.

              (h) So long as any Note is outstanding, the Company will furnish to the Representative by first-class mail as soon as practicable, (i) all documents distributed, or caused to be distributed, by the Company to the Noteholders, (ii) all documents filed or caused to be filed by the Company with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (iii) such other information in the possession of the Company concerning the Trust as the Representative from time to time may reasonably request.

              (i) Subject to the provisions of Section 9 hereof, the Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Notes for sale in jurisdictions that the Representative may designate pursuant to Section 5(f) hereof and determination of their eligibility for investment under the laws of such jurisdictions as the Representative reasonably designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for any travel expenses of the officers and employees of the Underwriters and any other expenses of the Underwriters in connection with attending or hosting meetings with prospective purchasers of the Notes and for expenses incurred in distributing the preliminary prospectuses and the Prospectus (including any amendments and supplements thereto).

              (j) To the extent, if any, that the rating provided with respect to the Notes by Moody's Investors Service ("Moody's") and Standard &
                                                     -------
         Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard &
                                                                 ----------
         Poor's", together with Moody's, the "Rating Agencies"), is conditioned
         ------                               ---------------
         upon the furnishing of documents or the taking of any other action by the Company, the Company shall furnish such documents and take any such other action.

              (k) On or before the Closing Date, the Company and AutoNation Financial Services shall annotate and indicate unambiguously in the computer records of the Company and AutoNation Financial Services relating to the

         Contracts to show the Trust's absolute ownership of the Contracts, and from and after the Closing Date neither the Company nor AutoNation Financial Services shall take any action inconsistent with the Trust's ownership of such Contracts, other than as permitted by the Basic Documents.

         6.   Conditions of the Obligations of the Underwriters. The obligations
              -------------------------------------------------
of the several Underwriters to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and AutoNation Financial Services herein, to the accuracy of the statements of officers of the Company and AutoNation Financial Services made pursuant to the provisions hereof, to the performance by the Company and AutoNation Financial Services of their respective obligations hereunder and to the following additional conditions precedent:

              (a) The Representative shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of_______, in form and substance satisfactory to the Representative and counsel for the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Rules and Regulations and stating in effect that (i) they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Trust, AutoNation Financial Services and the Company) set forth in the Registration Statement and the Prospectus (and any supplements thereto), agrees with the accounting records of the Trust, AutoNation Financial Services and the Company, excluding any questions of legal interpretation, and (ii) they have performed certain specified procedures with respect to the Contracts.

              For purposes of this subsection, (i) if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as
          ----------------------
         proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, including all information (if any) deemed to be a part of the initial registration statement as of such time pursuant to Rule 430(A)(b), and (ii) "Prospectus" shall
                                                            ----------
         mean the prospectus included in the Registration Statement. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

              (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representative. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a). Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative after due inquiry, shall be contemplated by the Commission.

              (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting particularly the business, properties or financial condition of the Company, AutoNation Financial Services or the Insurer which, in the judgment of a majority in interest of the Underwriters (including the Representative), materially impairs the investment quality of each Class of the Notes or makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for each Class of the Notes;
         (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iii) any banking moratorium declared by Federal, Delaware or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters (including the Representative), the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for each Class of the Notes.

              (d) The Representative shall have received such opinions as reasonably requested of Weil, Gotshal & Manges LLP, special counsel to the Company and AutoNation Financial Services, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters.

              (e) The Representative shall have received such opinions as reasonably requested of Weil, Gotshal & Manges LLP, special tax counsel for the Company, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters.

              (f) The Representative shall have received such opinions as reasonably requested of _________________, counsel for the Underwriters.

              (g) The Representative shall have received a certificate, dated the Closing Date, of the Chairman of the Board, the President, any Vice President or a principal financial or accounting officer of each of the Company and AutoNation Financial Services in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company or AutoNation Financial Services, as applicable, in this Agreement are true and correct in all material respects; the Company or AutoNation Financial Services, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects; the representations and warranties of the Company or AutoNation Financial Services, as applicable, in the Basic Documents are true and correct as of the dates specified in such agreements in all material respects; the Company or AutoNation Financial Services, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such Basic Documents at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company or AutoNation Financial Services or their respective businesses except as set forth in or contemplated by the Prospectus or as described in such certificate.

              (h) The Representative shall have received an opinion of ___________________ , counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters.

              (i) The Representative shall have received an opinion of ___________________ , counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters.

              (j) The Representative shall have received an opinion of ___________________ , special Delaware counsel to the Trust, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters.

              (k) The Representative shall have received an opinion of Weil, Gotshal & Manges LLP, counsel to the Company re: Nonconsolidation, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters.

              (l) The Representative shall have received evidence satisfactory to it and its counsel that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the state of (i) Delaware reflecting the transfer of the interest of AutoNation Financial Services in the Contracts and the proceeds thereof to the Company and the transfer of the interest of the Company in the Contracts and the proceeds thereof to the Trust and
         (ii) Delaware reflecting the grant of the security interest by the Trust in the Contracts and the proceeds thereof to the Indenture Trustee.

              (m) The Representative shall have received an opinion of Weil, Gotshal & Manges LLP, special counsel to the Company re: Perfection and Priority, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters.

              (n) Each Class of Notes shall have been rated in the highest rating category by both Moody's or Standard & Poor's.

              (o) The Representative shall have received a letter, dated the Closing Date, of ______________ which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for purposes of this subsection.

              (p) On or prior to the Closing Date, the Residual Interest Certificate shall have been issued to the Company.

              (q) The Representative shall either (i) be an addressee, together with the other Underwriters, of each opinion rendered by Weil, Gotshal & Manges LLP and each other counsel for the Company to the Insurer or either Standard & Poor's or Moody's in connection with the rating of any Class of the Notes or (ii) have received from Weil, Gotshal & Manges LLP and each other counsel for the Company, a letter dated the Closing Date to the effect that the Underwriters may rely upon each opinion rendered by such counsel to the Insurer or either Standard & Poor's or Moody's in connection with the rating of any Class of the Notes, as if each such opinion were addressed to the Underwriters.

              (r) The Representative shall have received an opinion of Tripp Scott, P.A., special Florida counsel to the Company and AutoNation Financial Services re: Security Interest, dated the Closing Date and satisfactory in form and substance to the Representative and the counsel for the Underwriters.

              (s) Each of the Basic Documents (originals or copies thereof, as appropriate) shall have been duly executed and delivered to the Representative by the parties thereto.

         The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests.

         The Representative may, in its sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

         7.   Indemnification and Contribution.
              --------------------------------

              (a) The Company and AutoNation Financial Services will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided
                                                                    --------
         that neither the Company nor AutoNation Financial Services will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or AutoNation Financial Services by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below, [the information regarding the Insurer set forth under the heading "The Insurer" in or incorporated by reference in the Prospectus and the information set forth under the heading "The Insurance Policy" in the Prospectus; provided, further,
                                                           --------  -------
         that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes, to the extent that the untrue statement or omission or alleged untrue statement or omission was eliminated or remedied in the Prospectus, which Prospectus was required to be delivered by such Underwriter under the Securities Act to such person and was not so delivered if the Company or AutoNation Financial Services had previously furnished copies thereof to such Underwriter.

              (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and AutoNation Financial Services against any losses, claims, damages or liabilities to which the Company or AutoNation Financial Services may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or AutoNation Financial Services in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter:___________________________.

              (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and after acceptance by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party if indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

              (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or
         (ii) if the
         allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

              (e) The obligations of the Company or AutoNation Financial Services under this Section shall be in addition to any liability which the Company or AutoNation Financial Services may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company or AutoNation Financial Services, to each officer of the Company and AutoNation Financial Services who has signed the Registration Statement and to each person, if any, who controls the Company or AutoNation Financial Services within the meaning of the Securities Act.

         8.   Default of Underwriters. If any Underwriter or Underwriters
              -----------------------
default in their obligations to purchase Notes hereunder on the Closing Date and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Notes that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9.   Survival of Certain Representations and Obligations. The
              ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Company or AutoNation Financial Services or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or AutoNation Financial Services or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, AutoNation Financial Services and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (ii), (iii) or (iv) of Section 6(c), the Company and AutoNation Financial Services, jointly and severally, will reimburse the Underwriters for all out-of pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

              10. Notices. All communications hereunder will be in writing and,
                  -------
if sent to the Underwriters, will be mailed, delivered or sent by facsimile and confirmed to the Representative at __________________, Attention:___________ (facsimile: (____) _______-________) or, if sent to the Company, will be mailed, delivered or sent by facsimile transmission and confirmed to it at 110 South East 6th Street, Fort Lauderdale, Florida 33301, Attention: Attention:_________ (facsimile: (____) _______-________), and if to AutoNation Financial Services, will be mailed, delivered or sent by facsimile transmission transmission and confirmed to it at 110 South East 6th Street, Fort Lauderdale, Florida 33301, Attention: (facsimile: (____) _______-________); provided that
                                                                --------
any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telecopied and confirmed to such Underwriter.

         11.  No Bankruptcy Petition. Each Underwriter agrees that, prior to the
              ----------------------
date which is one year and one day after the payment in full of all securities issued by the Company or by a trust for which the Company was the depositor which securities were rated by any nationally recognized statistical rating organization, together with all amounts due and owing to the Insurer under the Basic Documents or any other transaction documents relating to any such securities, it will not institute against, or join or intentionally cooperate with any other person in instituting against, the Company or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

         12.  Successors.  This Agreement will inure to the benefit of and be
              ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         13.  Representation of Underwriters.  The Representative will act for
              ------------------------------
the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

         14.  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.

         15.  Applicable Law; Submission to Jurisdiction.
              ------------------------------------------

              (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

              (b) Each of the Company and AutoNation Financial Services hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to each of the Company and AutoNation Financial Services one of the counterparts hereof, whereupon it will become a binding agreement among the Company, AutoNation Financial Services and the several Underwriters in accordance with its terms.

                                           Very truly yours,

                                           AUTONATION RECEIVABLES
                                           CORPORATION


                                           By:_________________________________
                                               Name:
                                               Title:

                                           AUTONATION FINANCIAL
                                           SERVICES CORP.


                                           By:________________________________
                                               Name:
                                               Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written:

______________________________, acting on behalf of itself and as the Representative of the several Underwriters

By:__________________________
    Name:
    Title:

                                                            SCHEDULE A

           ------------------------------------------------------------------------------------------------------------
                  Underwriter                Amount of          Amount of          Amount of           Amount of
                  -----------                Class A-l          Class A-2          Class A-3           Class A-4
                                               Notes              Notes              Notes               Notes
                                               -----              -----              -----               -----

           ------------------------------------------------------------------------------------------------------------

                                                $                  $                  $                   $
           ------------------------------------------------------------------------------------------------------------

                                                $                  $                  $                   $
           ------------------------------------------------------------------------------------------------------------

                                                $                  $                  $                   $
           ------------------------------------------------------------------------------------------------------------

                                                $                  $                  $                   $
           ------------------------------------------------------------------------------------------------------------

                    Total:                      $                  $                  $                   $
           ------------------------------------------------------------------------------------------------------------